Exhibit 77C

Morgan Stanley Select Dimensions Investment Series - Flexible
Income Portfolio
Special Shareholder Meeting
August 1, 2013

To consider and vote upon a proposal to approve an Agreement and Plan of Reorganization

For:		2,888,318.162
Against:	     20,674.570
Abstain:	   357,589.944

Morgan Stanley Select Dimensions Investment Series - Focus
Growth Portfolio
Special Shareholder Meeting
August 1, 2013

To consider and vote upon a proposal to approve an Agreement and Plan of Reorganization

For:		2,415,920.174
Against:	     94,671.918
Abstain:	   205,396.037

Morgan Stanley Select Dimensions Investment Series - Growth
Portfolio
Special Shareholder Meeting
August 1, 2013

To consider and vote upon a proposal to approve an Agreement and Plan of Reorganization

For:		640,472.812
Against:	  32,915.566
Abstain:	  66,225.317


Morgan Stanley Select Dimensions Investment Series - Multi
Cap Growth Portfolio
Special Shareholder Meeting
August 1, 2013

To consider and vote upon a proposal to approve an Agreement and Plan of Reorganization

For:		845,567.226
Against:	  37,842.659
Abstain:	  51,777.968